Exhibit 10.2

This Consulting AGREEMENT is entered into as of the 1st (first) day of May 2013, by and between Tech9 Inc., a corporation incorporated under the laws of Ontario, Canada ("Employer") and Robert J. Oswald ("Executive").

WHEREAS, the Executive is a Partner of Tech9 Inc. and effective from the date of this contract will be employed as a consultant by the Employer as the CEO and Partner of Tech9 Inc.

WHEREAS, the Employer wishes to engage of the Executive's services in connection with the operation of the business carried on by the Employer (the "Business");

AND WHEREAS, the Employer and the Executive wish to set out the terms of the Executive's employment:

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. AGREEMENT TO EMPLOY

The Employer agrees to employ the Executive in connection with the Business on the terms and conditions set out herein, and the Executive agrees to this employment on such terms.

2. TERM

(a) This Agreement shall be in effect for a five year period, commencing May 1st, 2013, and terminated only as described in subparagraphs (b) and (c) below:

(b) The Employer may terminate this Agreement at any time as set out in paragraph 7 hereof.

(c) The Executive may terminate this Agreement at any time upon three (3) months' written notice to the Employer, or as set out in Paragraph 8 hereof.

3. DUTIES AND RESPONSIBILITIES

The Executive shall be the CEO and Partner, and shall have the authority, and perform the duties, assigned to him from time to time by the Partners. It is acknowledged and agreed that such authority and duties may change from time to time at the sole discretion of the Employer; however, any such change will be in keeping with the general nature of authority and duties performed by a CEO.

4. CONFLICT OF INTEREST/DUTY OF LOYALTY

(a) The Executive agrees to devote his full business time and energy to the business affairs and interests of the Employer and shall use his best efforts and abilities to promote the Employer's interests. The Executive agrees to devote his working time exclusively to the Business and shall not engage in any other enterprise, occupation or profession, directly or indirectly, or become a principal, agent, director, officer or employee of another company or firm, without the prior consent of the CTO and or the Partner. In particular, the Executive agrees not to be directly or indirectly engaged in any business, whether as a principal, agent, director, officer, employee or otherwise, which competes with the Employer or which employment would constitute a conflict of interest with the Business. The Executive may make and manage personal business investments of his choice and serve in any capacity with any civic, educational, recreational or charitable organization, or any governmental entity or trade association, without seeking or obtaining approval by the CTO and or the Partner, provided such activities and services do not materially interfere or conflict with the performance of his duties hereunder.

(b) The Executive confirms that he has completely and accurately disclosed to the CTO of the Employer all of his personal business interests which may represent a conflict of interest with the business of the Employer existing as of the date of this Agreement, and agrees to disclose any changes thereto during its term. The Executive shall divest himself of any interests which the CTO and or the Partner determines conflicts with those of the Employer.

(c) The Executive shall not use information concerning the Business of the Employer, directly or indirectly, for his own or any other interests, whether or not such interests conflict with those of the Business, during or after his employment by the Employer.

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5. REMUNERATION

The Executive shall be compensated as follows during the term of this Agreement: During the first calendar year, 2013, the executive shall be compensated as follows:

1. The executive shall receive $144,000 in base salary.

2. The executive shall receive a sales bonus based on annual net sales for Tech9 Inc. at the rate of 1.5%.

3. The executive shall receive 100 shares in Tech9 Inc.. This number of shares is based on 50 percent of the outstanding or issued shares of Tech9 Inc.,

In the second year of this contract (2014), the Executive shall be compensated as follows:

1. The executive shall receive $188,000 in base salary.

2. The executive shall receive a sales bonus based on annual net sales for Tech9 Inc. at the rate of 1.5%.

In the Third year of this contract (2015), the Executive shall be compensated as follows:

1. The executive shall receive $225,000 in base salary.

2. The executive shall receive a sales bonus based on annual net sales for Tech9 Inc. at the

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7. TERMINATION BY EMPLOYER

(a) This Agreement and, thereby, the employment of the Executive, may be terminated by the Employer summarily and without notice or payment in lieu of notice, severance payment, benefits, or damages, on the occurrence of any one or more of the following events:

i. for cause at common law resulting from, without limiting the generality of the foregoing, fraud, dishonesty, willful or deliberate breach of statute or regulation;

ii. for willful or deliberate failure of the Executive to disclose any material facts concerning his business interests or employment outside of the Employer

iii. for refusal by the Executive to follow the lawful and reasonable instructions of the CTO and or Partner of the Employer; or

iv. the death of the Executive only that on such occurrence, the Executive's beneficiary or his estate, as applicable, shall receive any Employer Benefits to which they are entitled as a consequence of such event (for example; life insurance benefit payment).

(b) This Agreement may be terminated by the Employer on notice to the Executive, other than for the reasons described in subparagraphs 7 (a) hereof, upon:

i. payment to the Executive of all remuneration elements as described in paragraphs 5 and 6 hereof including pension, stock, stock options and Performance Based Bonus entitlements accrued during the Statutory Notice period required under the Ontario Employment Standards Act or such longer period of notice that the Employer chooses to provide, whether or not the Executive is required to provide services during such notice period; plus

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ii. If termination occurs in the first 4 years of this contract, payment to the Executive of a lump sum equivalent to 24 months' base salary in lieu of notice, severance, damages, or any other payments whatsoever, including payments under the Ontario Employment Standards Act, other than payments for statutory requirements detailed in 7(b)i, above, and except for any due and accrued regular vacation pay.

iii. If termination occurs in the fifth or subsequent years of this contract, payment to the Executive of a lump sum equivalent to 18 months' base salary in lieu of notice, severance, damages, or any other payments whatsoever, including payments under the Ontario Employment Standards Act, other than payments for statutory requirements detailed in 7(b)i, above, and except for any due and accrued regular vacation pay.

iv. Continuation of insured health and dental benefits only, excluding life insurance, short and long term disability benefits, for a period of not more than 18 months from the date of termination. These benefits will cease immediately upon re-employment of the executive elsewhere.

Any payments and benefits described under this paragraph 7(b) shall be provided to the Executive after the due execution of a release and indemnity form, releasing and indemnifying the Employer with respect to any liability arising from the Executive's employment with the Employer pertaining to any liability for notice, severance, damages, benefits, or any other payments whatsoever including payments under any applicable statutory obligations.

(c) In the event that the Executive is:

i. disabled for more than 17 weeks; and

ii. fails to qualify for long term disability benefits under the long term disability plan sponsored by the Employer; and

iii. fails to immediately return to active employment with the Employer,

The Executive will be deemed to have terminated his employment with the Employer. In such event, notwithstanding the preceding, the Executive will:

i. continue to receive salary payable in the form of salary continuance for a period that is 18 months less seventeen (17) weeks;

ii. continue to participate in life insurance, accidental death and dismemberment, and extended medial and dental benefits, and specifically excludes benefits provided under sub-paragraph (v) of this paragraph 7 (c), for a period of 6 months from the onset of the disability;

iii. immediately cease to accrue Performance Based Bonus and stock options; and

v. immediately cease to participate in the short term and long term disability benefit plan referred to in Section 6 (a) and all other benefits described under Section 6.

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8. TERMINATION BY THE EXECUTIVE

If there is a change in control of the Employer, as defined below, during the term of this Agreement, and if within a period of twelve (12) months subsequent to such change in control there is a material change in the terms and conditions of employment of the Executive, the Executive may, within this twelve (12) month period, terminate this Agreement by notice in writing to the CTO of the Employer. The Agreement shall terminate thirty (30) days from receipt of such notice and the Employer shall pay to the Executive Twenty four (24) months' base salary in lieu of notice, severance, damages or any other payments whatsoever, should this occur within the first four years of this contract; and eighteen (18) months' base salary in lieu of notice, severance, damages or any other payments whatsoever,

For purposes of this Agreement a "change in control" of the Employer shall mean the occurrence of any one of the following events:

(a) The sale of Tech9 Inc. or;

(b) A change in majority ownership of Tech9 Inc. other than the normal reduction of majority ownership caused by an increase in ownership by employees of the company.

(c) A material change in the governance structure of the organization (eg; the nature of and/or mandate of the Partners); or

(d) A material change on the corporate structure and/or operating nature of the organization (ie: change in reporting relationships).

Any payments described under this paragraph 8 shall be provided to the Executive after the due execution of a release and indemnity form, releasing and indemnifying the Employer with respect to any liability arising from the Executive's employment with the Employer pertaining to any liability for notice, severance, damages, benefits, or any other payments whatsoever including payments under any applicable statutory obligations.

9. RECOURSE ON BREACH

The Executive acknowledges that damages would not be a sufficient remedy for any breach, or threatened breach, of this Agreement by the Executive, in particular any breach of paragraph 10 concerning confidentiality or non-competition. The Executive agrees that the Employer may apply for and obtain any relief available to it in a court of law, including injunctive relief. This relief is in addition to such rights the Employer may have to damages arising from any breach, or threatened breach, of this Agreement by the Executive.

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8. TERMINATION BY THE EXECUTIVE

If there is a change in control of the Employer, as defined below, during the term of this Agreement, and if within a period of twelve (12) months subsequent to such change in control there is a material change in the terms and conditions of employment of the Executive, the Executive may, within this twelve (12) month period, terminate this Agreement by notice in writing to the CTO of the Employer. The Agreement shall terminate thirty (30) days from receipt of such notice and the Employer shall pay to the Executive Twenty four (24) months' base salary in lieu of notice, severance, damages or any other payments whatsoever, should this occur within the first four years of this contract; and eighteen (18) months' base salary in lieu of notice, severance, damages or any other payments whatsoever,

For purposes of this Agreement a "change in control" of the Employer shall mean the occurrence of any one of the following events:

(a) The sale of Tech9 Inc. or;

(b) A change in majority ownership of Tech9 Inc. other than the normal reduction of majority ownership caused by an increase in ownership by employees of the company.

(c) A material change in the governance structure of the organization (eg; the nature of and/or mandate of the Partners); or

(d) A material change on the corporate structure and/or operating nature of the organization (ie: change in reporting relationships).

Any payments described under this paragraph 8 shall be provided to the Executive after the due execution of a release and indemnity form, releasing and indemnifying the Employer with respect to any liability arising from the Executive's employment with the Employer pertaining to any liability for notice, severance, damages, benefits, or any other payments whatsoever including payments under any applicable statutory obligations.

9. RECOURSE ON BREACH

The Executive acknowledges that damages would not be a sufficient remedy for any breach, or threatened breach, of this Agreement by the Executive, in particular any breach of paragraph 10 concerning confidentiality or non-competition. The Executive agrees that the Employer may apply for and obtain any relief available to it in a court of law, including injunctive relief. This relief is in addition to such rights the Employer may have to damages arising from any breach, or threatened breach, of this Agreement by the Executive.

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10. CONFIDENTIALITY OF AGREEMENT

The parties agree that this Agreement and its contents are confidential and may only be divulged with the written consent of the other party, except only for disclosure to personal advisors retained by either party to advise on the contents of the same. Each party's personal advisors will enter into comparable agreements of confidentiality at the request of the other party.

11. CONFIDENTIALITY AND NON-COMPETITION

Unless required by law, both during and after the date of this Agreement, the Executive shall not disclose any confidential information concerning the Employer or any of the corporations or other entities with which the Employer deals either directly or indirectly to any person, partnership or corporation, or to assist in such disclosure, without the written consent of the CTO.

12. SEVERABILITY

The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision, and any invalid provision will be severable from this Agreement.

13. GOVERNING LAW

This Agreement is governed by and is to be construed, interpreted and enforced solely in accordance with the laws of the Province of Ontario and the federal laws of Canada, as applicable.

14. SUCCESSORS

This Agreement ensures to the benefit of and is binding upon the parties and their respective heirs, administrators, executors, successors and assigns.

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15. ASSIGNMENT

This Agreement may be assigned by the Employer to its successors and assigns, without the consent of the Executive. The Executive may not assign this Agreement to any other party.

16. INDEPENDENT LEGAL ADVICE

The Executive acknowledges having been advised by the Employer that he may wish to obtain independent legal advice concerning the contents hereof. The Executive further acknowledges having read and understood this Agreement in its entirety and has executed the same voluntarily, without duress or undue influence.

17. NOTICE

Any notice required or permitted under this Agreement shall be in writing and delivered personally or sent by prepaid registered mail to the recipient at:

i. To the Employer:

Tech9 Inc.

Attention: Mr. Louis Isabella, CFO.

ii. To the Executive:

Robert J. Oswald

1099 Mesa Crescent Mississauga, Ontario L5H 4B3

Or to such other address as the other party may advise in writing. Any notice delivered personally shall be deemed to have been received on the day it was delivered and if by prepaid registered mail, on the fifth business day following the date of mailing.

18. AMENDMENT

This Agreement may only be amended by a document in writing signed by the respective parties.

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19. HEADINGS

The headings of this Agreement are for convenience only and shall not be used for its interpretation.

20. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties in regard it its subject matter, and supercedes all previous or collateral understandings, representations, undertakings, statements or other agreements with respect to the same.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under their own hand or the respective seal and hand of their authorized representative as of the date first above written.

Tech9 Inc..

Matthew J O'Brien

Title: Partner and CTO

/s/ Matthew J O'Brien

Date: May 1, 2013.

EXECUTIVE:

Mr. Robert J Oswald
Title: Partner and CEO
/s/ Robert J Oswald

Date: May 1, 2013.

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